Exhibit 10.1
SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement (this “Agreement”) is made and entered into by and between Semtech Corporation, a Delaware corporation (the “Company”), and Mark Russell (“Executive”).
Executive and the Company are parties to an Invention Assignment & Secrecy Agreement dated January 16, 2024 and Employee Confidential Agreement and Proprietary Rights Assignment dated January 16, 2024 (together, the “Confidentiality Agreement”).
In consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which are hereby expressly acknowledged, the Company and Executive agree as follows:
1.Termination. Executive’s employment with the Company will end on March 6, 2025 (the “Separation Date”). The Company will continue to pay Executive his regular base salary through that date. Executive will continue to perform his duties for the Company in good faith, and to the best of his abilities, through the Separation Date, and will reasonably assist the Company (both before and after the Separation Date) in the transition of his responsibilities for the Company. Executive acknowledges that the Company may re-assign one or more of Executive’s duties, authorities, or titles prior to the Separation Date.
2.Severance Benefits. This Agreement shall become effective on the eighth day after Executive delivers this Agreement to the Company signed by Executive (the “Effective Date”), provided that Executive (a) signs and delivers this Agreement by no later than February 21, 2025 (with delivery of such executed Agreement to be to Monica Van Berkel, Chief Human Resources Officer, at Semtech Corporation, 200 Flynn Road, Camarillo, California, 93012-8790, so that it is received by that date), and (b) does not revoke this Agreement (or any portion hereof) within seven days of executing this Agreement pursuant to the terms of Section 6 below. In consideration of Executive’s agreements and releases set forth in this Agreement, and provided that Executive (a) timely executes and delivers this Agreement; (b) is not in breach or default of this Agreement or the Confidentiality Agreement; (c) has performed all obligations under this Agreement; and (d) has not revoked this Agreement (or any portion hereof) pursuant to Section 6 below; the Company agrees (1) that Executive will vest, as scheduled and subject to his continued employment through the vesting date, on March 5, 2025, in 12,635 Company restricted stock units previously granted to Executive that are scheduled to vest on such date (the “March 5 RSUs”), and (2) that the Company will pay or provide Executive with the Continued Healthcare Benefit set forth below (such vesting, together with the Continued Healthcare Benefit, the “First Component of Severance Benefits”).
In addition, in consideration of Executive’s agreements and releases set forth in the Supplemental Release Agreement attached hereto as Exhibit A (the “Supplemental Release Agreement”), and provided that Executive (a) signs and delivers the Supplemental Release Agreement on or after the Separation Date and by no later than the date that is twenty-one (21) days following the Separation Date (with delivery of such executed Supplemental Release Agreement to be to Monica Van Berkel, Chief Human Resources Officer, at Semtech

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Corporation, 200 Flynn Road, Camarillo, California, 93012-8790, so that it is received within twenty-one (21) days following the Separation Date), (b) is not in breach or default of this Agreement or the Confidentiality Agreement; (c) has performed all obligations under this Agreement; and (d) has not revoked this Agreement or the Supplemental Release Agreement (or any portion hereof or thereof) within 7 days of execution pursuant to Section 6 below or Section 5 of the Supplemental Release Agreement; the Company agrees to pay or provide Executive with
(1) cash severance to total $175,000 (the “Cash Severance”) to be paid as provided below and subject to the further terms set forth below, and (2) a cash bonus for fiscal year 2025 on the terms set forth below (“FY25 Cash Bonus”) (such Cash Severance, together with the FY25 Cash Bonus, the “Second Component of Severance Benefits”).
The Cash Severance (if payable as provided above) will be paid in a single lump sum payment to be made promptly following the seventh day after the Company receives the executed Supplemental Release Agreement from Executive.
The “Continued Healthcare Benefit” (if payable as provided above) means the COBRA Benefit and the ArmadaCare Benefit. The COBRA Benefit means that the Company will pay or reimburse Executive for Executive’s premiums charged to continue healthcare coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) (including any applicable extension of Federal COBRA coverage through Cal-COBRA), at the same or reasonably equivalent healthcare coverage for Executive (and, if applicable, Executive’s eligible dependents) as in effect immediately prior to the Separation Date, to the extent that Executive elects such continued healthcare coverage; provided that the Company’s obligation to make any payment or reimbursement pursuant to the COBRA Benefit shall commence with continuation coverage for the month following the month in which the Separation Date occurs, and shall cease with continuation coverage for the month in which the first anniversary of the Separation Date occurs (or, if earlier, shall cease upon the first to occur of Executive’s death, the date Executive becomes eligible for coverage under the health plan of a future employer, or the date the Company ceases to offer group medical coverage to its active executive employees or the Company is otherwise under no obligation to offer COBRA or Cal-COBRA continuation coverage to Executive) (the “COBRA Benefit”). To the extent Executive elects COBRA coverage, Executive shall notify the Company in writing of such election prior to such coverage taking effect and complete any other continuation coverage enrollment procedures the Company may then have in place. The Company shall reimburse Executive for the COBRA premiums Executive pays pursuant to this paragraph (to the extent not paid directly by the Company) within thirty (30) days of Executive presenting proof of payment of such monthly COBRA premiums. Executive agrees to provide such proof of payment to the Company promptly after paying any applicable COBRA premium. The ArmadaCare Benefit means that the Company will provide continued executive supplemental healthcare coverage for Executive (and his eligible dependents) under the Company’s ArmadaCare supplemental healthcare coverage program, subject to the terms and conditions of such program and as such program is in effect from time to time, until the first to occur of (a) the Company no longer offers supplemental healthcare coverage for any of its executives, (b) Executive’s death, (c) the date Executive becomes eligible for coverage under the medical plan of a future employer, (d) coverage for the twelfth month following the month in which the Separation Date occurs (the “ArmadaCare Benefit”). Executive shall reasonably cooperate with the Company with respect to the continuation of such supplemental healthcare coverage. The Company’s obligations as to

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payments or reimbursements pursuant to this paragraph are subject to the Company’s ability to comply with applicable law and provide such benefit without resulting in adverse tax consequences.
The FY25 Cash Bonus (if payable as provided above) will be paid to Executive at the same time as the Company pays cash bonuses to its executive officers for fiscal year 2025 generally, and in all events not later than two and one-half months after the end of fiscal year 2025. The amount of Executive’s FY25 Cash Bonus will be determined based on Executive’s target annual bonus amount for fiscal year 2025 (75% of his $350,000 annual salary, for a target of $262,500), as adjusted (up or down) based on Company performance for fiscal year 2025.
The adjustment of the target amount (up or down) based on Company performance for fiscal year 2025 will be made by the Company on the same basis as Company executive bonuses are determined under the Company’s fiscal year 2025 cash bonus program generally.
The Company granted Executive equity awards (which could consist of stock options, restricted stock units, performance-based restricted stock units or other equity or equity-based awards) (“Equity Awards”). Executive previously received payment in full for any and all Equity Awards that vested in accordance with their terms on or before the Separation Date except for the March 5 RSUs. Executive holds no options as to shares of Company common stock. On the Separation Date, all of Executive’s outstanding Equity Awards (other than the March 5 RSUs) will terminate in accordance with their terms. Executive has no further right in or with respect to any such Equity Awards. The March 5 RSUs will be paid in accordance with the applicable award terms following the March 5, 2025 vesting date of such stock units.
Executive acknowledges and agrees that the First Component of Severance Benefits includes payments and benefits that Executive would not otherwise be entitled to receive without entering into this Agreement, and constitute valuable and adequate consideration for the terms, conditions, and releases provided by Executive in this Agreement. Notwithstanding anything to the contrary in this Agreement, if Executive revokes this Agreement (or any portion hereof) pursuant to Section 6 or any revocation right provided by applicable law, then the Company shall have no obligation to pay or provide Executive with any of the First Component of Severance Benefits.
Executive acknowledges and agrees that the Second Component of Severance Benefits includes payments and benefits that Executive would not otherwise be entitled to receive without entering into the Supplemental Release Agreement, and constitute valuable and adequate consideration for the terms, conditions, and releases provided by Executive in the Supplemental Release Agreement. Notwithstanding anything to the contrary in this Agreement or in the Supplemental Release Agreement, if Executive revokes this Agreement or the Supplemental Release Agreement (or any portion hereof or thereof) pursuant to Section 6 below, Section 5 of the Supplemental Release Agreement, or any revocation right provided by applicable law, then the Company shall have no obligation to pay or provide Executive with any of the Second Component of Severance Benefits.
Furthermore, if Executive breaches any of Executive’s obligations under this Agreement or under the Confidentiality Agreement before the date that is six months after the Separation Date, the Company shall have no obligation, and Executive shall have no right to receive, any

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portion of the Second Component of Severance Benefits not theretofore actually paid; provided that in all cases the Company shall pay the first payment of the Cash Severance provided for above, which first payment (in and of itself) Executive agrees is good and sufficient consideration for Executive’s agreements and releases in the Supplemental Release Agreement.
3.Acknowledgment of All Compensation Paid. Except as otherwise expressly provided in this Agreement, Executive agrees that the Company has paid Executive all wages, bonuses, commissions and any other compensation earned by Executive during Executive’s employment with the Company (or any of its affiliates), including but not limited to accrued vacation, salary, bonuses, incentives, and other wages. Executive agrees that, except as otherwise expressly provided in this Agreement, Executive is not entitled to receive any further compensation or benefits arising out of Executive’s employment or any other relationship with the Company or any of its affiliates.
Executive’s vested benefit (if any) under the Executive Nonqualified Excess Plan of Semtech Corporation, as amended and restated, will be paid in accordance with the terms of such plan and Executive’s elections thereunder.
Executive agrees that Executive has submitted for reimbursement any and all business expenses Executive incurred during Executive’s employment with the Company (to the extent not previously reimbursed) in accordance with the Company’s expense reimbursement policies. Executive agrees that he will not incur any material expense, or any expense not consistent with past practice, through his last day of employment with the Company.
Executive’s coverage under the Company’s group healthcare insurance plan will end at the end of the month in which the Separation Date occurs; provided, however, that Executive will be eligible to continue healthcare coverage for Executive and Executive’s eligible dependents under the Company’s group health insurance plans in accordance with COBRA, provided that Executive makes a timely election for COBRA coverage.
Executive and the Company agree that, effective immediately, Executive is no longer a participant in the Semtech Corporation Executive Change in Control Retention Plan and that Executive is not (and will not be) entitled to benefits under such plan or any other severance plan, policy or arrangement of the Company or any of its affiliates or any cash, equity, or equity- based incentive plan, policy or arrangement of the Company or any of its affiliates.
4.Release of Claims. Executive, on behalf of himself and Executive’s descendants, dependents, heirs, executors, administrators, assigns and successors, and each of them, hereby fully and forever releases the Company, its divisions, subsidiaries, parents, or affiliated corporations, past and present, and each of them, as well as its and their assignees, successors, directors, officers, stockholders, partners, representatives, attorneys, agents or employees, past or present, or any of them (individually and collectively, “Releasees”), from, and agrees not to sue concerning, or in any manner institute, prosecute or pursue, or cause to be instituted, prosecuted, or pursued, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive or they may possess against any of the Releasees arising from any acts or omissions that have occurred up until and including the date and time that Executive signs this Agreement (collectively,

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“Claims”), including, without limitation, (a) any and all Claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;
(b) any and all Claims for violation of any federal, state or municipal law, constitution, regulation, ordinance or common law, including, but not limited to, the Age Discrimination in Employment Act of 1967; Title VII of the Civil Rights Act of 1964; the Equal Pay Act of 1963; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the federal Family Medical Leave Act; the Florida Civil Rights Act (FCRA), the Florida Whistleblower Protection Act (FWA); the Florida Workers’ Compensation Law Retaliation Act (FWCA); the Florida Wage Discrimination Law; the Florida Minimum Wage Act; the Florida Equal Pay Law; the Florida AIDS Act; the Florida Discrimination on the Basis of Sickle Cell Trait Law; Florida OSHA; the Florida Constitution; the Florida Fair Housing Act (FHA); and all amendments to each such law; (c) any and all Claims for any wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; personal injury; invasion of privacy; false imprisonment; and conversion; (d) any and all Claims for wages, benefits, severance, vacation, bonuses, commissions, equity, expense reimbursements, or other compensation or benefits; and (e) any and all Claims for attorneys’ fees, costs and/or penalties; provided, however, that the foregoing release does not apply to any obligation of the Company to Executive pursuant to any of the following: (1) Executive’s rights under this Agreement; (2) any right to indemnification that Executive may have pursuant to the Company’s bylaws or its corporate charter (or any corresponding provision of any subsidiary or affiliate of the Company), or under any indemnification agreement with the Company, with respect to any loss, damages or expenses (including but not limited to attorneys’ fees to the extent otherwise provided) that Executive may in the future incur with respect to any service as an employee, officer or director of the Company or any of its subsidiaries or affiliates; (3) with respect to any rights that Executive may have to insurance coverage for such losses, damages or expenses under any Company (or subsidiary or affiliate) directors and officers liability insurance policy; (4) any rights to continued medical and dental coverage that Executive may have under COBRA; or (5) any rights to payment of any vested benefits that Executive may have under a retirement plan sponsored or maintained by the Company that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. In addition, this release does not cover any Claim that cannot be released as a matter of applicable law. Notwithstanding anything to the contrary herein, nothing in this Agreement prohibits Executive from filing a charge with or participating in an investigation conducted by any state or federal government agencies. However, Executive waives, to the maximum extent permitted by law, the right to receive any monetary or other recovery, should any agency or any other person pursue any claims on Executive’s behalf arising out of any claim released pursuant to this Agreement. For clarity, and as required by law, such waiver does not prevent Executive from accepting a whistleblower award from the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended. Executive acknowledges and agrees that Executive has received any and all leave and other benefits that Executive is or was entitled to pursuant to the Family and Medical Leave Act of 1993.

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5.Waiver of Unknown Claims. This Agreement is intended to be effective as a general release of and bar to each and every Claim hereinabove specified. Accordingly, Executive hereby expressly waives any rights and benefits conferred by Section 1542 of the California Civil Code and any similar provision of any other applicable state law as to the Claims. Section 1542 of the California Civil Code provides:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
Executive acknowledges that Executive later may discover claims, demands, causes of action or facts in addition to or different from those which Executive now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected its terms. Nevertheless, Executive hereby waives, as to the Claims, any claims, demands, and causes of action that might arise as a result of such different or additional claims, demands, causes of action or facts.
6.ADEA Waiver. Executive expressly acknowledges and agrees that by entering into this Agreement, Executive is waiving any and all rights or claims that Executive may have arising under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), and that this waiver and release is knowing and voluntary. This waiver and release do not, however, apply to any rights or claims that may arise under the ADEA after the date Executive signs this Agreement. Executive further expressly acknowledges and agrees that:
(a)In return for this Agreement, Executive will receive consideration beyond that to which Executive was entitled before executing this Agreement;
(b)Executive is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;
(c)Executive was informed that Executive has twenty-one (21) days within which to consider this Agreement and that if Executive wishes to execute this Agreement prior to the expiration of such 21-day period, Executive will have done so voluntarily and with full knowledge that Executive is waiving Executive’s right to have twenty-one (21) days to consider this Agreement; and that such twenty-one (21) day period to consider this Agreement would not and will not be re-started or extended based on any changes, whether material or immaterial, that are or were made to this Agreement in such twenty- one (21) day period after Executive received it;
(d)Executive was informed that Executive has seven (7) days following the date of execution of this Agreement in which to revoke this Agreement, and this Agreement will become null and void if Executive elects revocation during that time. Any revocation must be in writing and must be received by the Company during the seven-day revocation period. In the event that Executive exercises this revocation right, neither the Company nor Executive will have any obligation under this Agreement. Any notice of revocation

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must be sent by Executive in writing to the Company (attention Monica Van Berkel, Chief Human Resources Officer, Semtech Corporation, 200 Flynn Road, Camarillo, California 93012-8790), so that it is received within the seven-day period following execution of this Agreement by Executive; and
(e)Nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.
7.No Transferred Claims. Executive represents and warrants that Executive has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof.
8.Non-Solicitation Covenant.
8.1Non-Solicitation of Employees. To the fullest extent permitted under applicable law, Executive agrees that, for a period of one year from the Separation Date (the “Restricted Period”), Executive will not either directly or indirectly solicit, induce, recruit, or encourage any of the Company’s employees, contractors, or consultants to terminate their relationship with the Company or form any employment, contracting, or consulting relationship with any other person or entity.
8.2Enforcement. Executive agrees and acknowledges that in the event of a breach of any of the provisions of this Section 8, the Company and/or its respective successors would sustain irreparable harm, and, therefore, Executive agrees that in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to obtain equitable relief, including but not limited to specific performance, temporary restraining orders, and preliminary and permanent injunctive relief restraining Executive from committing or continuing any such violation of this Section 8. The Restricted Period shall be extended for the period equal to the time period that Executive is in breach of any provision of this Section 8.
8.3Acknowledgements. Executive acknowledges that the value of the Company’s trade secrets and other confidential and proprietary information, goodwill and customer relationships is substantial, and Executive further acknowledges and agrees that the nature of Executive’s position with the Company necessarily required the Company to disclose such information to Executive. Executive further acknowledges that the Company and its affiliated entities engage in business throughout the world and that the business is very competitive. Executive further acknowledges that the Company plans to continue to engage in its business throughout the world during the Restricted Period. Executive further acknowledges and agrees that the covenants in this Section 8 are reasonable and necessary (i) in terms of geographic scope, duration, and range of activities; and (ii) to protect the Company’s trade secrets, goodwill, customer relationships and stable workforce. Accordingly, Executive agrees to the covenants in this Section 8.

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8.4Savings. Executive agrees that the covenants contained in this Section 8 shall be construed as a series of separate covenants, one for each county, city, state, nation, and other political subdivision. Except for geographic coverage, each such separate covenant shall be deemed otherwise identical in terms. It is the desire and intent of the parties that the provisions of this Section 8 shall be enforced to the fullest extent permissible under applicable law. If any provision of this Section 8 or any part of any such provision is held under any circumstances to be invalid or unenforceable by any arbitrator or court of competent jurisdiction, then: (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be modified by such arbitrator or court to conform to applicable laws so as to be valid and enforceable to the fullest possible extent; (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; and (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Section 8. Each provision of this Section 8 is separable from every other provision of this Section 8, and each part of each provision of this Section 8 is separable from every other part of such provision.
9.Return of Property and Certain Other Covenants.
9.1Return of Property. Executive represents and warrants that Executive will, on or prior to the Separation Date, return to the Company (a) all physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files and any and all other materials, including computerized electronic information, that refer, relate or otherwise pertain to the Company or any of its affiliates that were in Executive’s possession, subject to Executive’s control or held by Executive for others; and (b) all property or equipment that Executive has been issued by the Company or any of its affiliates during the course of Executive’s employment or property or equipment that Executive otherwise possessed, including any keys, credit cards, office or telephone equipment, computers (and any software, power cords, manuals, computer bag and other equipment that was provided to Executive with any such computers), tablets, smartphones, and other devices. Executive acknowledges and agrees that Executive is not authorized to retain after the Separation Date any physical, computerized, electronic or other types of copies of any such physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files or materials, and is not authorized to retain any property or equipment of the Company or any of its affiliates. Executive further agrees that Executive will immediately forward to the Company (and thereafter destroy any electronic copies thereof) any business information relating to the Company or any of its affiliates that has been or is inadvertently directed to Executive following the Separation Date. Executive agrees that Executive’s timely compliance with this paragraph is a condition precedent to Executive’s receipt of the Severance Benefits provided under this Agreement.
9.2Non-Disparagement. Executive agrees that Executive will not make any statement, written or verbal, to any person or entity, including in any forum or media, or take any action, in disparagement of the Company or any of its subsidiaries, including negative references to the Company’s or any of its subsidiaries’ services, products, policies, directors, officers, managers, or employees, or take any other action that may disparage the Company or any of its subsidiaries to the general public and/or the Company’s or any of its subsidiaries’ employees,

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clients, suppliers, and/or business partners. The Company will instruct its executive officers and directors to not disparage Executive.
9.3Confidentiality of this Agreement. Executive agrees that Executive will keep the terms of this Agreement confidential, and will not, except as required by law, disclose such terms to any person other than Executive’s immediate family or professional advisers (who also must keep the terms of this Agreement confidential).
9.4Defend Trade Secrets Act and other Exceptions. Notwithstanding the foregoing, nothing in this Section 9, or in the Integrated Agreement (as defined below), prevents Executive (or any other person) from discussing or disclosing (a) information about a dispute involving sexual assault or sexual harassment or other unlawful acts in the workplace (such as harassment or discrimination or any other conduct Executive has reason to believe is unlawful), or (b) the terms, wages, and working conditions of the Executive’s employment, as protected by applicable law. Furthermore, nothing in this Section 9 or in the Integrated Agreement prevents Executive (or any other person) from (a) truthfully responding to a lawful and valid subpoena or other legal process, or (b) reporting confidential information in a confidential manner either to a federal, state or local government official or to an attorney where such disclosure is solely for the purpose of reporting or investigating a suspected violation of law, including, but not limited to, disclosures made pursuant to any whistleblower laws. Notwithstanding any confidentiality obligations set forth in this Agreement or in the Integrated Agreement, Executive understands that, pursuant to the Defend Trade Secrets Act of 2016 (“DTSA”), Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive further understands that if a court of law or arbitrator determines that Executive misappropriated Company trade secrets willfully or maliciously, including by making permitted disclosures without following the requirements of the DTSA as detailed in this Section 9.4, then the Company may be entitled to an award of exemplary damages and attorneys’ fees against Executive.

10.Miscellaneous.
10.1Governing Law. This Agreement and the Supplemental Release Agreement shall each be deemed to have been executed and delivered within the State of Florida, and the rights and obligations of the parties hereunder and thereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Florida without regard to principles of conflict of laws.
10.2Reliance; Amendments. The Company and the other Releasees are entitled to rely on this Agreement and, except as provided in Section 6, this Agreement is irrevocable by Executive and cannot be unilaterally changed by Executive. This Agreement may not be modified or amended, in whole or in part, except in a formal, definitive written agreement expressly referring to this Agreement, which agreement is signed by an authorized officer of the Company and by Executive.

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10.3No Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement or under the Supplemental Release Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be binding unless in writing and signed by the party asserted to have granted such waiver.
10.4Severability. It is the desire and intent of the parties hereto that the provisions of each of this Agreement and the Supplemental Release Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement or of the Supplemental Release Agreement shall be adjudicated by a court of competent jurisdiction or an arbitrator, as the case may be, to be invalid, prohibited or unenforceable under any present or future law, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or of the Supplemental Release Agreement or affecting the validity or enforceability of such provision in any other jurisdiction, and to this end the provisions of this Agreement and the Supplemental Release Agreement are declared to be severable; furthermore, in lieu of such invalid or unenforceable provision there will be added automatically as a part of this Agreement or the Supplemental Release Agreement, as applicable, a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible. Notwithstanding the foregoing, if such provision could be more narrowly drawn (as to geographic scope, period of duration or otherwise) so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or the Supplemental Release Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
10.5Assignment and Successors.
(a)Each of this Agreement and the Supplemental Release Agreement is personal to Executive and shall not be assignable by Executive. Each of this Agreement and the Supplemental Release Agreement shall be binding upon Executive’s heirs, executors, administrators and other legal representatives. In the event Executive dies prior to receiving the full amount of the payments due to Executive pursuant to this Agreement, any remaining payments due to Executive shall be paid to Executive’s estate.
(b)The Company may assign its rights and obligations under each of this Agreement and the Supplemental Release Agreement, and this Agreement and the Supplemental Release Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns. As used herein, “successor” and “assignee” shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires ownership of the Company or to which the Company assigns this Agreement or the Supplemental Release Agreement by operation of law or otherwise.

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10.6No Representations. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter of this Agreement, except as expressly set forth in this Agreement.
10.7Interpretation. Executive has cooperated in the drafting, negotiation and preparation of each of this Agreement and the Supplemental Release Agreement. Hence, in any construction to be made of this Agreement or of the Supplemental Release Agreement, the same shall not be construed against any party on the basis that the party was the drafter.
10.8Review of Agreement. Executive recognizes that this is a legally binding contract and acknowledges and agrees that Executive has had the opportunity to consult with legal counsel of Executive’s own choice. Executive specifically acknowledges and agrees that Executive has read and understands this Agreement and the releases it contains, is entering into this Agreement freely and voluntarily, and has been advised to seek counsel prior to entering into this Agreement and has had ample opportunity to do so.
10.9Headings; Construction. The section and paragraph headings and titles contained each of this Agreement and the Supplemental Release Agreement are inserted for convenience only, and they neither form a part of this Agreement or the Supplemental Release Agreement nor are they to be used in the construction or interpretation of this Agreement or the Supplemental Release Agreement. Where the context requires in each of this Agreement and the Supplemental Release Agreement, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders and the neutral. Where specific language is used to clarify by example a general statement contained in this Agreement or in the Supplemental Release Agreement, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.
10.10Electronic Signatures. Each of this Agreement and the Supplemental Release Agreement may be signed and/or transmitted by facsimile, e-mail of a .PDF, .TIF, .GIF,
.JPG or similar attachment or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), it being understood that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. Executive further consents and agrees that (a) to the extent Executive signs this Agreement or the Supplemental Release Agreement using electronic signature technology, by clicking “sign” (or similar acknowledgement of acceptance), Executive is signing this Agreement or the Supplemental Release Agreement, as the case may be, electronically, and (b) electronic signatures appearing on this Agreement or the Supplemental Release Agreement shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.
10.11No Wrongdoing. This Agreement constitutes a compromise and settlement of any and all potential disputed claims. No action taken by either Executive or the Company, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any potential claims; or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other or to any third party.

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10.12No Liens. Executive represents and warrants that (a) Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement; and (b) there are no liens or claims of any lien or assignment in law or equity or otherwise of or against any of the claims released in this Agreement.
10.13Tax Matters. The Company and Executive intend that all payments made and benefits provided under this Agreement are either exempt from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) so that none of the payments or benefits will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt. The payments and benefits referenced and provided for in this Agreement are subject to all applicable withholding requirements. Except for the Company’s withholding right, Executive will be solely responsible for any and all taxes that may be due with respect to the payments and benefits referenced and provided for in this Agreement. Executive agrees that the Company will treat Executive as having a “separation from service” (within the meaning of Section 409A) with the Company on the Separation Date.
10.14Entire Agreement. This Agreement, together with the Confidentiality Agreement (all together, the “Integrated Agreement”), embodies the entire agreement of the parties hereto respecting the matters within its scope and is an integrated agreement. The Integrated Agreement supersedes all prior or contemporaneous agreements of the parties hereto and that directly or indirectly bear upon the subject matter hereof. Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof or of any portion of the Integrated Agreement shall be deemed to have been merged into the Integrated Agreement, and to the extent inconsistent with the Integrated Agreement, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. The Integrated Agreement is a fully integrated agreement. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth in the Integrated Agreement. For clarity, the Confidentiality Agreement continues in effect in accordance with its terms.
10.15Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified,
(ii) when sent by confirmed electronic transmission (including e-mail) if sent during normal business hours of the recipient, if not, then on the next business day; (iii) two days after being sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent: (x) if to the Company, to the Company at the address of its principal executive offices and to the attention of its General Counsel, (y) if to Executive, to Executive at Executive’s last address as reflected in the Company’s payroll records, or (z) in either case, at such other address as such party may designate by ten days advance written notice to the other party hereto.

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10.16Supplementary Documents. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.
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I HAVE READ THE FOREGOING SEPARATION AND GENERAL RELEASE AGREEMENT AND I ACCEPT AND AGREE TO THE PROVISIONS IT CONTAINS AND HEREBY EXECUTE IT VOLUNTARILY WITH FULL UNDERSTANDING OF ITS CONSEQUENCES.

“EXECUTIVE”

/s/ Mark Russell
Mark Russell

Date: February 19, 2025

“COMPANY”

Semtech Corporation,
a Delaware corporation

/s/ Monica Van Berkel
By: Monica Van Berkel
Title: Senior Vice President, Chief Human
Resources Officer

Date: February 20, 2025

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EXHIBIT A SUPPLEMENTAL RELEASE AGREEMENT
1.Termination. I, Mark Russell, agree that my employment, and all other positions (as an officer, director, employee, member, manager and in any other capacity) I held, with Semtech Corporation, a Delaware corporation (the “Company”), and each of its affiliates terminated effective March 6, 2025 (the “Separation Date”). I agree that I currently hold no such position.
2.Severance Benefits. This Supplemental Release Agreement constitutes the Supplemental Release Agreement referenced in Section 2 of my Separation and General Release Agreement with the Company entered into on or about [March 26, 2025] (the “Separation Agreement”). Any capitalized term used in this Supplemental Release Agreement that is not otherwise defined in this Supplemental Release Agreement is used as defined in the Separation Agreement.
3.Release of Claims. I, on behalf of myself and my descendants, dependents, heirs, executors, administrators, assigns and successors, and each of them, hereby fully and forever release the Company, its divisions, subsidiaries, parents, or affiliated corporations, past and present, and each of them, as well as its and their assignees, successors, directors, officers, stockholders, partners, representatives, attorneys, agents or employees, past or present, or any of them (individually and collectively, “Releasees”), from, and agree not to sue concerning, or in any manner institute, prosecute or pursue, or cause to be instituted, prosecuted, or pursued, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that I or they may possess against any of the Releasees arising from any acts or omissions that have occurred up until and including the date and time that I sign this Supplemental Release Agreement (collectively, “Claims”), including, without limitation, (a) any and all Claims relating to or arising from my employment relationship with the Company and the termination of that relationship; (b) any and all Claims for violation of any federal, state or municipal law, constitution, regulation, ordinance or common law, including, but not limited to, the Age Discrimination in Employment Act of 1967; Title VII of the Civil Rights Act of 1964; the Equal Pay Act of 1963; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the federal Family Medical Leave Act; the Florida Civil Rights Act (FCRA), the Florida Whistleblower Protection Act (FWA); the Florida Workers’ Compensation Law Retaliation Act (FWCA); the Florida Wage Discrimination Law; the Florida Minimum Wage Act; the Florida Equal Pay Law; the Florida AIDS Act; the Florida Discrimination on the Basis of Sickle Cell Trait Law; Florida OSHA; the Florida Constitution; the Florida Fair Housing Act (FHA); and all amendments to each such law; (c) any and all Claims for any wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; personal injury; invasion of privacy; false imprisonment; and

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conversion; (d) any and all Claims for wages, benefits, severance, vacation, bonuses, commissions, equity, expense reimbursements, or other compensation or benefits; and (e) any and all Claims for attorneys’ fees, costs and/or penalties; provided, however, that the foregoing release does not apply to any obligation of the Company to me pursuant to any of the following:
(1) my rights under the Separation Agreement; (2) any right to indemnification that I may have pursuant to the Company’s bylaws or its corporate charter (or any corresponding provision of any subsidiary or affiliate of the Company), or under any indemnification agreement with the Company, with respect to any loss, damages or expenses (including but not limited to attorneys’ fees to the extent otherwise provided) that I may in the future incur with respect to any service as an employee, officer or director of the Company or any of its subsidiaries or affiliates; (3) with respect to any rights that I may have to insurance coverage for such losses, damages or expenses under any Company (or subsidiary or affiliate) directors and officers liability insurance policy;
(4) any rights to continued medical and dental coverage that I may have under COBRA; or (5) any rights to payment of any vested benefits that I may have under a retirement plan sponsored or maintained by the Company that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. In addition, this release does not cover any Claim that cannot be released as a matter of applicable law. Notwithstanding anything to the contrary herein, nothing in this Supplemental Release Agreement prohibits me from filing a charge with or participating in an investigation conducted by any state or federal government agencies. However, I waive, to the maximum extent permitted by law, the right to receive any monetary or other recovery, should any agency or any other person pursue any claims on my behalf arising out of any claim released pursuant to this Supplemental Release Agreement. For clarity, and as required by law, such waiver does not prevent me from accepting a whistleblower award from the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended. I acknowledge and agree that I have received any and all leave and other benefits that I am or was entitled to pursuant to the Family and Medical Leave Act of 1993.
4.Waiver of Unknown Claims. This Supplemental Release Agreement is intended to be effective as a general release of and bar to each and every Claim hereinabove specified. Accordingly, I hereby expressly waive any rights and benefits conferred by Section 1542 of the California Civil Code and any similar provision of any other applicable state law as to the Claims. Section 1542 of the California Civil Code provides:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
I acknowledge that I later may discover claims, demands, causes of action or facts in addition to or different from those which I now know or believe to exist with respect to the subject matter of this Supplemental Release Agreement and which, if known or suspected at the time of executing this Supplemental Release Agreement, may have materially affected its terms. Nevertheless, I hereby waive, as to the Claims, any claims, demands, and causes of action that might arise as a result of such different or additional claims, demands, causes of action or facts.
5.ADEA Waiver. I expressly acknowledge and agree that by entering into this

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Supplemental Release Agreement, I am waiving any and all rights or claims that I may have arising under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), and that this waiver and release is knowing and voluntary. This waiver and release do not, however, apply to any rights or claims that may arise under the ADEA after the date I sign this Supplemental Release Agreement. I further expressly acknowledges and agrees that:
(a)In return for this Supplemental Release Agreement, I will receive consideration beyond that to which I was entitled before executing this Supplemental Release Agreement;
(b)I am hereby advised in writing by this Supplemental Release Agreement to consult with an attorney before signing this Supplemental Release Agreement;
(c)I was given a copy of this Supplemental Release Agreement before the Separation Date, and informed that I had twenty-one (21) days following the Separation Date to consider this Supplemental Release Agreement, and that if I wished to execute this Supplemental Release Agreement prior to the expiration of such twenty-one (21) day period, I will have done so voluntarily and with full knowledge that I am waiving my right to have twenty-one (21) days to consider this Supplemental Release Agreement; and that such twenty-one (21) day period to consider this Supplemental Release Agreement would not and will not be re-started or extended based on any changes, whether material or immaterial, that are or were made to this Supplemental Release Agreement in such twenty-one (21) day period after I received it;
(d)I was informed that I have seven (7) days following the date of execution of this Supplemental Release Agreement in which to revoke this Supplemental Release Agreement, and this Supplemental Release Agreement will become null and void if I elect revocation during that time. Any revocation must be in writing and must be received by the Company during the seven-day revocation period. In the event that I exercise this revocation right, neither the Company nor I will have any obligation under this Supplemental Release Agreement. Any notice of revocation must be sent by me in writing to the Company (attention Monica Van Berkel, Chief Human Resources Officer, Semtech Corporation, 200 Flynn Road, Camarillo, California 93012-8790), so that it is received within the seven-day period following execution of this Supplemental Release Agreement by me; and
(e)Nothing in this Supplemental Release Agreement prevents or precludes me from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.
6.No Transferred Claims. I represent and warrant that I have not heretofore assigned or transferred to any person not a party to this Supplemental Release Agreement any released matter or any part or portion thereof.

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7.Miscellaneous.
7.1Reliance; Amendments. The Company and the other Releasees are entitled to rely on this Supplemental Release Agreement and, except as provided in Section 5, this Supplemental Release Agreement is irrevocable by me and cannot be unilaterally changed by me. This Supplemental Release Agreement may not be modified or amended, in whole or in part, except in a formal, definitive written agreement expressly referring to this Supplemental Release Agreement, which agreement is signed by an authorized officer of the Company and by me.
7.2No Representations. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter of this Supplemental Release Agreement, except as expressly set forth in this Supplemental Release Agreement or in the Separation Agreement.
7.3Review of Agreement. I recognize that this is a legally binding contract and acknowledge and agree that I have had the opportunity to consult with legal counsel of my own choice. I specifically acknowledge and agree that I have read and understand this Supplemental Release Agreement and the releases it contains, am entering into this Supplemental Release Agreement freely and voluntarily, and have been advised to seek counsel prior to entering into this Supplemental Release Agreement and have had ample opportunity to do so.
7.4No Liens. I represent and warrant that (a) I have the capacity to act on my own behalf and on behalf of all who might claim through me to bind them to the terms and conditions of this Supplemental Release Agreement; and (b) there are no liens or claims of any lien or assignment in law or equity or otherwise of or against any of the claims released in this Supplemental Release Agreement.
7.5Entire Agreement. This Supplemental Release Agreement, together with the Separation Agreement and the Confidentiality Agreement (all together, the “Integrated Agreement”), embodies the entire agreement of the parties hereto respecting the matters within its scope and is an integrated agreement. The Integrated Agreement supersedes all prior or contemporaneous agreements of the parties hereto and that directly or indirectly bear upon the subject matter hereof. Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof or of any portion of the Integrated Agreement shall be deemed to have been merged into the Integrated Agreement, and to the extent inconsistent with the Integrated Agreement, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. The Integrated Agreement is a fully integrated agreement. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth in the Integrated Agreement. For clarity, the Confidentiality Agreement continues in effect in accordance with its terms.

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7.6Return of Property. I represent and warrant that I have complied with Section 9 of the Separation Agreement.
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I HAVE READ THE FOREGOING SUPPLEMENTAL RELEASE AGREEMENT AND I ACCEPT AND AGREE TO THE PROVISIONS IT CONTAINS AND HEREBY EXECUTE IT VOLUNTARILY WITH FULL UNDERSTANDING OF ITS CONSEQUENCES.

/s/ Mark Russell
Mark Russell

Date: March 26, 2025

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